Exhibit 23.2
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                          CONSENT OF GRANT THORNTON LLP
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     Consent of Grant Thornton LLP, Independent Certified Public Accountants
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We have issued our report dated April 16, 2001, accompanying the consolidated financial statements included in the Annual Report of Caring Products International, Inc. on Form 10-KSB for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Caring Products International, Inc. on Form S-8 pertaining to the Company's 2001 Employee Stock Compensation Plan.

//S//GRANT THORNTON LLP

Seattle, Washington
April 9, 2002